EXHIBIT 10.1

LOAN PURCHASE AND SALE AGREEMENT

This Loan Purchase and Sale Agreement (this “Purchase Agreement”), dated as of March 31, 2008, is made by and between Diversified Builder Services, Inc., having an address at 9337 Milliken Avenue, Rancho Cucamonga, California 91729 (the “Seller”); Diversified Pacific Opportunity Fund I, LLC, a Delaware limited liability company, having an address at 10621 Civic Center Drive, Rancho Cucamonga, California 91730 (“Purchaser”); and PFF Bancorp, Inc., a Delaware corporation (“Parent”).

WITNESSETH:

WHEREAS, Purchaser desires to purchase and Seller desires to sell those certain loans (collectively, the “Loans”) listed on Exhibit A hereto and the loan documents evidencing and securing the Loans (the “Loan Documents”);

WHEREAS, Purchaser desires Parent to be a party hereto for the limited purpose of being additionally liable for breach of Seller’s representations, warranties, covenants, and obligations contained in this Purchase Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

1. Purchase of the Loans. For valuable consideration, the sufficiency of which is hereby acknowledged, Seller hereby agrees to sell, assign and convey to Purchaser and Purchaser hereby agrees to purchase and accept from Seller, all of Seller’s right, title and interest in and to the Loans and the Loan Documents, subject to and in accordance with the terms and provisions of this Purchase Agreement.

2. Closing Requirements: Payments.

(a) The consummation of the purchase and sale of the Loans (the “Closing”) shall take place at 1:00 p.m. on March 31, 2008 (such date being herein referred to as the “Closing Date”) at the offices of Seller.

(b) Purchaser shall pay to Seller the amount of (i) $1,500,000(the “Cash Payment”), plus (ii) $11,762,379, plus interest at 6.50% per annum accruing from the Closing Date (the “Seller Take-Back Loan”), as evidenced by a promissory note substantially in the form of Exhibit B hereto executed by Purchaser in favor of Seller (the “Seller Take-Back Note”) (collectively, the “Purchase Price”). The Cash Payment portion of the Purchase Price shall be paid on the Closing Date to Seller by wire transfer of immediately available federal funds as Seller shall direct. The Seller Take-Back Loan portion of the Purchase Price shall be due and payable in full, plus accrued interest, on April 30, 2008, noon Pacific time, as provided in the Seller Take-Back Note. The Seller Take-Back Loan shall be secured by a security interest in the Loan and Loan Documents as provided in a security agreement (the “Security Agreement”), substantially in the form of Exhibit C hereto, executed by Purchaser in favor of Seller, and shall be guarantied by a guaranty (the “Guaranty”), substantially in the form of Exhibit D hereto, executed by one (1) person reasonably satisfactory to Seller as having sufficient assets to support the Guaranty (“Guarantor”) in favor of Seller. The Guarantor shall be identified by mutual agreement of the parties before Closing, and Purchaser shall deliver the Guaranty on or before the Closing. If there are any inconsistencies between the terms set forth in any of the Exhibits and the terms set forth herein, then the terms set forth herein shall control. Seller agrees that any financial statements of Guarantor shall not: (x) be filed, published, or otherwise disclosed in Seller’s next 8-K filing; (y) be filed, published, or otherwise disclosed in any other regulatory or public filing of Seller or its affiliates, unless Seller or its affiliates reasonably determines such filing is required, and in such event, confidential treatment of such financial statements shall be requested; or (z) be disclosed to any third parties, other than auditors, or advisors to the Seller subject to confidentiality obligations of Seller, without the prior written approval of Guarantor, which approval shall not be unreasonably withheld.

(c) The parties agree that all Loan payments received by Seller on or after March 25, 2008 (the “Cutoff Date”) or Purchaser prior to payment in full of the Purchase Price shall be applied to payment of principal and accrued interest on the Seller Take-Bask Note as and when received by Seller. Any such payments received by Purchaser shall be promptly turned over to Seller for application. Payments received from obligors as to any Loan shall be applied against such Loan as provided in the applicable Loan Documents or as otherwise agreed between such obligors and Purchaser.

(d) Upon the earlier of payment in full of the Purchase Price or partial or full payment on any specific Loan in final disposition of such Loan by Purchaser, Seller shall promptly prepare and deliver to Purchaser a request for an endorsement of each policy of insurance relating to the Loans (or specific Loan, as applicable) which endorsement shall be effective as of the Closing Date deleting Seller and naming Purchaser and its successors and/or assigns as the loss payee and additional insured named therein in a form satisfactory to Purchaser.

(e) Upon payment in full of the Purchase Price or partial or full payment on any specific Loan in final disposition of such Loan by Purchaser with respect to each Loan (or the specific Loan, as applicable), Seller shall:

(i) deliver to Purchaser the original promissory note for such Loan, endorsed without recourse by allonge in blank in substantially the form of Exhibit E hereto, which allonge shall be firmly affixed to the note;

(ii) deliver the original mortgage or deed of trust (or a true and complete photocopy thereof) related to such Loan and an executed assignment of such mortgage and the other recorded Loan Documents in blank in substantially the form of Exhibit F hereto, with such modifications as shall be customary and appropriate for recording in the land records in the jurisdiction in which the related mortgaged property is located (the “Assignment”);

(iii) execute and deliver assignments of UCC financing statements, if any, pertaining to the Loans;

(iv) deliver to Purchaser an original counterpart of each other Loan Document (including without limitation, any possessory collateral such as stock certificates, notes, instruments and/or title certificates for any motor vehicles (and/or cause such title certificates to be reissued to evidence Purchaser’s security interest therein) or, in the event that Seller is unable to locate an original counterpart of any such other Loan Document, a true and complete photocopy thereof; and

(v) deliver to Purchaser copies of all records concerning the Loans.

3. Representations, Warranties and Covenants.

(a) Seller covenants, represents and warrants to Purchaser as follows:

(i) Seller is a duly organized and validly existing corporation in good standing and has all requisite power and authority to own its assets and carry on its business as and where now being conducted. Seller has full power and authority, and has taken all action necessary, to execute and deliver this Purchase Agreement and any and all other documents required or permitted to be executed or delivered by Seller in connection with this Purchase Agreement and to fulfill Seller’s obligations under, and to consummate the transactions contemplated by, this Purchase Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

(ii) this Purchase Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally);

(iii) neither the execution, delivery and performance of this Purchase Agreement nor the consummation of the transactions contemplated hereby (1) is prohibited by, or requires Seller to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Seller or (2) violates, conflicts with, results in a breach of, constitutes a default under, is prohibited by, or requires any additional approval under any instrument or agreement to which Seller is a party or by which it is bound or which affects the Loans which has not been obtained, except as provided in subsection (viii)(A) below regarding Participation Loans and except for any requirement that Purchaser enter into agreements to be bound by applicable Inter-creditor Agreements between Seller and holders of first mortgage liens securing certain Loans;

(iv) from and after the date of payment in full of the Purchase Price, Seller shall promptly remit to Purchaser any and all payments received by Seller from borrower or any other person or entity on account of or related to any obligation or liability arising under the Loan Documents; provided that prior to the date of payment in full of the Purchase Price, Seller shall retain, and Purchaser shall pay over to Seller, all such payments for application against the Seller Take-Back Loan;

(v) Seller shall promptly forward to Purchaser originals of any and all bills, invoices, insurance binders, policies or certificates, documents and other correspondence it receives relating to the Loans or the Loan Documents; provided, however, that while Seller is providing assistance to Purchaser with servicing for the Loans, then the foregoing documents shall be forwarded as mutually agreed upon by the parties;

(vi) other than as set forth on the Disclosure Schedule to this Purchase Agreement, if any, there is no litigation or action at law or in equity pending or, to the best of Seller’s knowledge, threatened against it by any person or entity, and no proceeding of any kind is pending or, to the best of Seller’s knowledge, threatened by any federal, state or local governmental or administrative body, which will or might materially affect the Loans or Seller’s ability to consummate the transactions contemplated hereby;

(vii) as to each Loan, the following representations and warranties are true and correct to the best of Seller’s knowledge in all material respects as of the Closing Date:

(A) Except for those participation Loans indicated as such on Exhibit A hereto (the “Participation Loans”), Seller is the sole owner of each Loan and has full right to sell and assign each Loan anticipated to be sold by it hereunder without the consent of any third party, except such consent as has been obtained or will be obtained, and the Loans are free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Loans. Purchaser acknowledges, understands and agrees that the Participation Loans have participant owners (“Participants”) of the underlying notes and loan obligations, and Purchaser is fully informed as to, and hereby agrees to, Purchaser’s rights and responsibilities as partial owner and lead lender of the Participation Loans.

(B) All documents delivered by Seller with respect to the Loans are true, complete and correct originals or copies thereof, and all information supplied by Seller concerning the Loans is true and correct in all material respects, except that Seller makes no representation as to accuracy of information supplied by any borrower or guarantor under the Loan Documents.

(C) The files containing the Loan Documents (the “Loan Files”), which have been made available to Purchaser for review before the Closing Date, are materially complete and not missing any material information.

(D) Each Loan is in full force and effect and is valid and enforceable in accordance with its terms, There have been no modifications to the Loans, whether oral or written, other than those modifications included in the Loan Files or otherwise disclosed in writing to Purchaser.

(viii) Seller shall provide reasonable access to Purchaser to the Loan Documents from the Closing Date to facilitate servicing of the Loans, and Seller agrees that it shall provided reasonable staff and resources, such as data and loan processing, during such time to respond to such reasonable inquiries as Purchaser may have regarding the Loans and the Loan Documents and the servicing by Purchaser of the Loans.

(ix) Seller shall not enter into any modifications to Loan Documents after the Cutoff Date without the written approval of Purchaser, which approval may be withheld or conditioned in the sole discretion of Purchaser. Seller shall not communicate with the borrowers after the Closing Date, other than to facilitate servicing of the Loans, and shall direct borrowers to communicate directly with Purchaser.

(x) For purposes of Seller’s representations and warranties, the knowledge, acts, and omissions of Kevin Brooks after February 8, 2008, his severance date with Seller, shall not be imputed to Seller.

(b) Purchaser hereby represents and warrants to Seller as follows:

(i) Purchaser (and Guarantor as to the Guaranty) has full power and authority, and has taken all action necessary, to execute and deliver this Purchase Agreement, the Seller Take-Back Note and the Security Agreement and any and all other documents required or permitted to be executed or delivered by Purchaser in connection with this Purchase Agreement, the Seller Take-Back Note and the Security Agreement (or by Guarantor in connection with the Guaranty) and to fulfill Purchaser’s obligations under, and to consummate the transactions contemplated by, this Purchase Agreement, the Seller Take-Back Note and the Security Agreement (or by Guarantor in connection with the Guaranty) and no governmental authorizations or other authorizations are required in connection therewith;

(ii) this Purchase Agreement, the Seller Take-Back Note and the Security Agreement constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally), and the Guaranty constitutes such obligations so enforceable against Guarantor; and

(iii) neither the execution, delivery and performance of this Purchase Agreement, the Seller Take-Back Note and the Security Agreement nor the consummation of the transactions contemplated hereby and thereby is prohibited by, or requires Purchaser to obtain any consent, authorization, approval or registration under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Purchaser, and no such prohibition is applicable to and no such consent required with respect to Guarantor and the Guaranty.

(iv) After the Closing Date, Purchaser shall make all advances and disbursements necessary to fulfill any of the lender’s (formerly Seller’s) funding obligations which are required for any of the Loans pursuant to the Loan Documents.

(v) Purchaser acknowledges it has been provided access to the Loan Files, and Purchaser is not aware of any breach by Seller of any representations or warranties set forth herein.

(c) Purchaser and Seller mutually agree as follows:

(i) On or before April 2, 2008, Seller and Purchaser shall jointly send letters to all borrowers under the Loans notifying them of the transfer of the loans to Purchaser and the servicing of the Loans by Purchaser with the assistance of Seller. The letters will include direction to contact Purchaser regarding any issues relating to the Loans other than servicing issues.

(ii) Upon receipt by Seller of its portion of any tax refunds due to Seller pursuant to forbearance or other loan agreements respecting the loan ending in number 1747 (or other loans to related borrowers) that are in effect as of the Closing Date, Seller shall pay to Purchaser thirty percent (30%) of said funds.

4. Servicing; Disposition of Loans. Beginning on the Closing Date, Purchaser shall have primary responsibility to administer and service the Loans’ provided, however, for the period from the Closing Date until July 31, 2008, Seller shall, at no cost to Purchaser, provide reasonable staff and loan servicing resources to administer and service the Loans. At the request of Purchaser, such servicing cooperation by Seller shall continue, on a month-to month basis, through September 30, 2008. For each month of servicing cooperation provided by Seller after July 31, 2008, Purchaser shall pay to Seller, in advance, commencing on August 1, 2008, a monthly fee equal to the lesser of: (a) Ten Thousand Dollars ($10,000) or (b) twenty-five (25) basis points times the then outstanding aggregate principal balance of the Loans divided by twelve (12). After the Closing, Purchaser shall have unfettered discretion to sell, dispose of, or otherwise agree to a payoff of any Loan at any amount Purchaser may determine. Upon payment in full of the Purchase Price or partial or full payment on any specific Loan in final disposition of such Loan by Purchaser, Seller shall comply with the provisions set forth in Section 2(e)(iv).

5. Brokers. Each party represents to the other that this Purchase Agreement was not brought about by any broker, agent, or finder, Purchaser shall indemnify, defend and hold harmless Seller against all claims, liabilities, costs, damages and expenses of any nature arising out of any claim, demand or liability to or asserted by any broker, agent or finder, licensed or otherwise, claiming to have acted on behalf of or to have dealt with Purchaser in connection with the transactions contemplated by this Purchase Agreement. Seller shall indemnify, defend and hold harmless Purchaser against all claims, liabilities, costs, damages and expenses of any nature arising out of any claim, demand or liability to or asserted by any broker, agent or finder, licensed or otherwise, claiming to have acted on behalf of or to have dealt with Seller in connection with the transactions contemplated by this Purchase Agreement. The provisions of this Section 5 shall survive the Closing.

6. Remedies for Breach.

(a) Breach.

(i) If Purchaser breaches in any material respect any representation, warranty or agreement of Purchaser under this Purchase Agreement, the Seller Take-Back Note or the Security Agreement Seller may terminate this Purchase Agreement upon notice to Purchaser and upon such termination, Seller may pursue any right or remedy at law or in equity that it may have, including a claim for damages.

(ii) If Seller breaches in any material respect any representation, warranty, covenant or agreement of Seller under this Purchase Agreement, Purchaser may terminate this Purchase Agreement upon notice to Seller and upon such termination, Purchaser may pursue any other right or remedy at law or in equity that it may have, including a claim for damages.

(b) Survival of Representations and Warranties. Seller’s and Purchaser’s representations, warranties, covenants and agreements contained herein shall survive the Closing for a period of fifteen (15) months.

7. Governing Law. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

8. Notices. All communications among the parties or notices in connection with this Purchase Agreement shall be in writing, hand-delivered or sent postage or shipping prepaid by certified mail, return receipt requested, or by reputable overnight courier, addressed to each party as follows:

To Seller:	PFF Bank & Trust
Attention: Mr. Gregory Talbott, Senior Executive Vice President – COO / CFO
9337 Milliken Avenue
Rancho Cucamonga, CA 91729

and

To Purchaser:	Diversified Pacific Opportunity Fund I, LLC
Attn: Matthew A. Jordan
10621 Civic Center Drive
Rancho Cucamonga, CA 91730

All such communications and notices shall be effective upon receipt.

9. Time. Time is of the essence for all provisions of this Purchase Agreement.

10. Interpretation. The headings of the various sections of this Purchase Agreement are for convenience of reference only and shall not affect the meaning or construction of any provisions hereof.

11. Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

12. Successors and Assigns. This Purchase Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Purchase Agreement may not be assigned or delegated by Seller or Purchaser without the consent of the other party. The Seller Take Back-Note, the Security Agreement, and the Guaranty (collectively, the “Ancillary LPSA Documents”) shall not be sold, transferred, or assigned without the consent of Purchaser, which consent Purchaser may withhold in its reasonable discretion; provided, however, Seller may pledge the Ancillary Documents as security for the performance of any obligations of Seller.

13. Costs and Expenses. Except as otherwise set forth herein, each party shall be solely responsible for their own costs and expenses (including legal expenses) incurred with respect to this Purchase Agreement and the transactions contemplated hereby.

14. Entire Agreement. This Purchase Agreement (together with the Exhibits and Disclosure Schedule hereto) sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.

15. Liability of Parent. Parent shall be liable, jointly and severally with Seller, for any breach of breach of covenants, obligations, representations or warranties of Seller contained in this Purchase Agreement.

************Signatures Follow**************

IN WITNESS WHEREOF, the undersigned have duly executed this Purchase Agreement as of the date first above written.

SELLER:

DIVERSIFIED BUILDER SERVICES, INC.

By:	/s/ Gregory C. Talbott
Name:	Gregory C. Talbott
Title:	SEVP

PURCHASER:

Diversified Pacific Opportunity Fund I, LLC, a Delaware limited liability company

By: Diversified Pacific Development Group, LLC, a California limited liability company
Its: Managing Member

By:	/s/ Matthew A. Jordan
Matthew A. Jordan, Managing Member

PARENT:

PFF BANCORP, INC.

By:	/s/ Gregory C. Talbott
Name:	Gregory C. Talbott
Title:	SEVP, COO / CFO